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                                                                      Exhibit 15

                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]




Board of Directors
AmSouth Bancorporation

        Re: Unaudited Interim Financial Information

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of AmSouth Bancorporation for the registration of 2,750,000 shares of its common stock of our report dated May 9, 1996 relating to the unaudited consolidated interim financial statements of AmSouth Bancorporation which are included in its Form 10-Q for the quarter ended March 31, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                /s/ Ernst & Young LLP
                                                ------------------------
                                                Ernst & Young LLP


Birmingham, Alabama
June 6, 1996